Exhibit 10


                                    AGREEMENT

This Agreement, executed this 4th day of February 2003 by and between Charles O. Strathman (hereinafter "Employee"), and Union Oil Company of California ("Company") and Unocal Corporation ("Unocal").

WHEREAS, Employee is currently the Vice President & Chief Legal Officer of Unocal and Company on an interim basis at an annual base salary of $315,000.00;

WHEREAS, Employee, Company and Unocal wish to establish the terms relating to Employee's termination as an employee and officer.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, the sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Notwithstanding any other provision of this Agreement, Unocal and Company shall retain the right to terminate Employee's employment, including as an officer of Unocal, at any time and for any reason, subject only to the payment of such benefits and payments as may be provided in this Agreement and the benefit plans and policies of Unocal and Company.

2. For purpose of this Agreement a "qualifying termination" is any of the following terminations of Employee's employment with Unocal and
         Company:

          (a) A termination of Employee's employment at any time for reasons other than the misconduct of Employee;

          (b) A termination on or after May 31, 2004 for any reason, including upon a resignation of employment by Employee;

          (c) A termination, including by Employee's resignation, any time after 6 months following the date a new Chief Legal Officer and/or General Counsel of Unocal assumes such duties..

          (d) A termination, including by Employee's resignation, following a reduction of Employee's current salary or incentive targets.

3. If Employee is terminated pursuant to a "qualifying termination" as defined above, Employee shall be entitled to such severance and termination-type benefits as are applicable to his position at Unocal and Company, but such benefits shall be not less than the following:

          (a) Employee's termination shall be treated as "at the convenience of the Company" under the Company's Long-Term Incentive Plans thus entitling him to the extended period to exercise vested stock options, the vesting of Restricted Stock and the pro-rata payment of Performance Shares, all in accordance with the terms of the respective plans.

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          (b)  Unocal Employee Redeployment Program benefits; and

          (c)  Unocal Termination Allowance Plan benefits;

Benefits under 3(b) and 3(c) above shall not be less than the benefit that would have been payable to Employee had his employment been terminated at the convenience of the Company upon the elimination of his job on January 1, 2003 at his then current salary and in accordance with the terms of said Plan and Program as they existed on such date.

4. Unless Employee is terminated for misconduct, Employee shall receive a Revised Incentive Compensation Plan Award for calendar year 2003 and 2004 prorated for his actual period of employment during each of said years. For each such year, the award before pro-ration shall be not less than the average of the percentage of target payable to employees of the Unocal Law Department, unless reduced because Employee had significant performance problems of which Employee was advised prior to his termination.

5. As a condition of receipt of the payments described in Section 3 above, the Employee agrees to execute such applications and releases as reasonably required by Unocal and Company.

6.       In the event that Unocal is precluded from making payments under
         Section 3 above because of the provisions of any applicable plan, Employee shall receive the comparable economic benefits provided under
         Section 3 in cash payments, benefit plan payments or any combination thereof.

7. This Agreement may not be modified except by a written agreement signed by both Employee and by a Vice President of Union Oil Company of California.

8. This Agreement shall be interpreted to be valid to the full extent possible under the laws of the State of California.

9. Employee warrants and represents that he has not assigned or in any way transferred any claim related to the subject matter of the Agreement and that he will not allow or assist in such transfer or assignment in the future.

10. Company and Unocal may not assign this Agreement, except that Company's and Unocal's obligations hereunder shall be binding legal obligations of Company and Unocal Corporation and any successor to all or substantially all their business by sale, merger, consolidation or otherwise.

11. Employee agrees that this Agreement is understood by Employee and is voluntarily entered into by the Employee.

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12.      This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against Employee, Company or Unocal. The Agreement shall be governed by the statutes and common law of the State of California.


IN WITNESS WHEREOF, this Agreement has been executed in duplicate originals.


UNION OIL COMPANY OF CALIFORNIA
-------------------------------
AND UNOCAL CORPORATION


By: /s/ TERRY G. DALLAS              /s/ CHARLES O. STRATHMAN
    -------------------              ------------------------
                                      Signature

Terry G. Dallas                      Charles O. Strathman
----------------                     ---------------------
Print Name                           Print Name

2/4/03                               2/4/03
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Date                                 Date


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